Exhibit 8.2

August 4, 2006

Retail Ventures, Inc
3241 Westerville Road
Columbus, Ohio 43224

Re:	Retail Ventures, Inc. Mandatorily Exchangeable Notes

Ladies and Gentlemen:
     We have acted as special tax counsel to Retail Ventures, Inc., an Ohio corporation (“RVI”), and DSW Inc., an Ohio corporation (“DSW”), in connection with the sale by RVI to Lehman Brothers Inc. of (a) $125,000,000 aggregate principal amount of RVI’s Mandatorily Exchangeable Notes Due 2011 (the “Firm PIES”) to be issued under the Indenture, (the “Indenture”), proposed to be entered into between RVI and HSBC Bank USA, National Association, as Trustee (the “Trustee”), and (b) up to an additional $18,750,000 aggregate principal amount of PIES (the “Option PIES”), subject to over-allotment option. The Firm PIES and the Option PIES are collectively referred to herein as the “PIES.”

Retail Ventures, Inc.
August 4, 2006

     In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-3 (File No. 333-134225) of RVI filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and Pre-Effective Amendments No. 1 through No. 4 thereto (the “RVI Registration Statement”); (ii) the registration statement on Form S-1 (File No. 333-134227) of DSW filed with the Commission under the Securities Act, and Pre-Effective Amendments No. 1 through No. 3 thereto (Pre-Effective Amendment No. 2, filed on July 17, 2006, converting the registration statement from Form S-1 to Form S-3 following DSW’s eligibility to use such Form S-3) (the “DSW Registration Statement”); (iii) the form of Indenture filed as Exhibit 4.3 to the RVI Registration Statement and the form of the PIES included therein; and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned on the initial and continuing accuracy of the facts, information, and analyses set forth in such documents and records.
     In addition, we have relied upon statements and representations of the officers and other representatives of RVI and DSW and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.
     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, we have assumed that such parties had, or will

Retail Ventures, Inc.
August 4, 2006

have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties.
     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.
Based upon and subject to the foregoing,
to the extent the discussion set forth in the RVI  Registration Statement under the caption “United States Federal Income Tax Consequences” sets forth legal conclusions, it constitutes our opinion, subject to the qualifications set forth therein; and
to the extent the discussion set forth in the DSW Registration Statement under the caption “Material U.S. Federal Income and Estate Tax Consequences” sets forth legal conclusions, it constitutes our opinion, subject to the qualifications set forth therein.

Retail Ventures, Inc.
August 4, 2006

     Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the effective date of the RVI Registration Statement or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP